Exhibit 99.1
                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350
                             As Adopted Pursuant to
                  Section 906 of The Sarbanes-Oxley Act of 2002


     In connection with the Quarterly Report of Equity Technologies & Resources, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), James Kemper Millard, as Chief Executive/Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     1. The Report fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ James Kemper Millard
-----------------------------------
James Kemper Millard
Chief Executive/Financial Officer
December 23, 2002


This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.